      As filed with the Securities and Exchange Commission on March 1, 1999

                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                            American Express Company
             (Exact name of registrant as specified in its charter)
                                ----------------
                 New York                              13-4922250
       (State or other jurisdiction                 (I.R.S. Employer
     of incorporation or organization)             Identification No.)

                                200 Vesey Street
                            New York, New York 10285
                    (Address of principal executive offices)
                                ----------------
               1995 STOCK OPTION PLAN OF ROCKFORD INDUSTRIES, INC.
                            (Full title of the plan)
                                ----------------
                             Louise M. Parent, Esq.
                  Executive Vice President and General Counsel
                            American Express Company
                                200 Vesey Street
                            New York, New York 10285
                     (Name and address of agent for service)
                                ----------------
                                 (212) 640-2000
          (Telephone number, including area code, of agent for service)
                                ----------------

                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================
    Title of Securities        Amount to be            Proposed Maximum              Proposed Maximum                 Amount of
     to be Registered           Registered       Offering Price Per Share (1)   Aggregate Offering Price (1)   Registration Fee (1)
-----------------------------------------------------------------------------------------------------------------------------------
Common Shares, par value      57,792 shares                $106.22                     $6,138,666                     $1,707
$.60 per share
===================================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee and calculated in accordance with Rule 457(c) based upon the average of the high and low sales prices per share of such securities on the New York Stock Exchange on February 25, 1999.


================================================================================

                                     PART II

      This Registration Statement on Form S-8 relates to 57,792 Common Shares, par value $.60 per share, of American Express Company ("AXP" or the "Company") to be issued to current or former employees and directors of and consultants to Rockford Industries, Inc., a California corporation and a wholly owned subsidiary of the Company ("Rockford"). Rockford became a wholly owned subsidiary of the Company on February 18, 1999 (the "Effective Time") when RXP Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company ("RXP Acquisition"), merged with and into Rockford pursuant to the Plan and Agreement of Merger, dated November 9, 1998 (the "Merger Agreement") among the Company, Rockford and RXP Acquisition. Pursuant to the Merger Agreement, at the Effective Time all outstanding options to purchase shares of Rockford Common Stock, no par value per share, were converted into options to purchase Common Shares, par value $.60 per share, of AXP (the "Common Shares").

Item 3.  Incorporation of Documents by Reference.

      There are hereby incorporated by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (ii) all reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31,1997; and (iii) the description of the Company's Common Shares contained in the Company's Registration Statement on Form 8-A dated November 13, 1984.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      Certain legal matters with respect to the offering of the Common Shares registered hereby have been passed upon by Carol V. Schwartz, Group Counsel of the Company. Ms. Schwartz is paid a salary by, and is a participant in various employee benefit plans offered generally to employees of, the Company. Ms. Schwartz also owns Common Shares and has options to purchase Common Shares of the Company.

Item 6.  Indemnification of Directors and Officers.

      The Company's By-laws require the Company to indemnify its past and present directors and officers to the fullest extent permitted by New York law. In addition, the Company has purchased insurance policies which provide coverage for its directors and officers in certain situations where the Company cannot directly indemnify such directors and officers.

Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

4.1 Company's Restated Certificate of Incorporation, dated May 29, 1997 (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-3 (File No. 333-32525), filed with the Commission on July 31, 1997).

4.2 Company's By-laws, as amended (incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K (Commission File No. 1-7657) for the fiscal year ended December 31, 1997, filed with the Commission on March 31, 1998).

4.3 Form of Certificate for the Company's Common Shares (incorporated by reference to Exhibit 4 of the Company's Registration Statement on Form S-3 (File No. 33-35382), filed with the Commission on June 12, 1990).

4.4 1995 Stock Option Plan of Rockford Industries, Inc., as amended (incorporated by reference to the Proxy Statement on Schedule 14A of Rockford Industries, Inc. (File No. 000-26324) filed with the Commission on April 21, 1998).

5.1*  Opinion of Carol V. Schwartz., Esq.

23.1* Consent of Carol V. Schwartz (included as part of Exhibit 5.1).

23.2* Consent of Ernst & Young LLP.

24.1* Power of Attorney.

--------------------

* Filed herewith.


Item 9.  Undertakings.

      The undersigned Company hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 1st day of March, 1999.


                                        AMERICAN EXPRESS COMPANY


                                        By: /s/ Stephen P. Norman
                                            ----------------------------
                                                Stephen P. Norman
                                                Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              *                                       *
--------------------------------        --------------------------------
Harvey Golub                            Charles W. Duncan, Jr.
Chairman, Chief Executive               Director
Officer and Director


              *                                       *
--------------------------------        --------------------------------
Kenneth I. Chenault                     Beverly Sills Greenough
President, Chief Operating              Director
Officer and Director


              *                                       *
--------------------------------        --------------------------------
Richard Karl Goeltz                     F. Ross Johnson
Vice Chairman and                       Director
Chief Financial Officer


              *
--------------------------------        --------------------------------
Daniel T. Henry                         Vernon E. Jordan, Jr.
Senior Vice President and               Director
Comptroller


              *                                       *
--------------------------------        --------------------------------
Daniel F. Akerson                       Jan Leschly
Director                                Director


              *                                       *
--------------------------------        --------------------------------
Anne L. Armstrong                       Drew Lewis
Director                                Director


              *                                       *
--------------------------------        --------------------------------
Edwin L. Artzt                          Richard A. McGinn
Director                                Director


              *                                       *
--------------------------------        --------------------------------
William G. Bowen                        Frank P. Popoff
Director                                Director


* By: /s/ Stephen P. Norman
      --------------------------
          Stephen P. Norman
          (As Attorney-In-Fact)
          March 1, 1999

                                  EXHIBIT INDEX


         The following exhibits are filed herewith, except as noted below.


Exhibit No.                             Description
-----------                             -----------

     4.1 Company's Restated Certificate of Incorporation, dated May 29, 1997 (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-3 (File No. 333-32525), filed with the Commission on July 31, 1997).

     4.2 Company's By-laws, as amended (incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K (Commission File No. 1-7657) for the fiscal year ended December 31, 1997, filed with the Commission on March 31, 1998).

     4.3 Form of Certificate for the Company's Common Shares (incorporated by reference to Exhibit 4 of the Company's Registration Statement on Form S-3 (File No. 33-35382), filed with the Commission on June 12, 1990).

     4.4 1995 Stock Option Plan of Rockford Industries, Inc., as amended (incorporated by reference to the Proxy Statement on Schedule 14A of Rockford Industries, Inc. (File No. 000-26324) filed with the Commission on April 21, 1998).

     5.1*     Opinion of Carol V. Schwartz, Esq.

     23.1*    Consent of Carol V. Schwartz (included as part of Exhibit 5.1).

     23.2*    Consent of Ernst & Young LLP.

     24.1*    Power of Attorney.

----------------------

*Filed herewith.